Filed Pursuant to Rule 424(b)(5)

Registration No. 333-228624

PROSPECTUS SUPPLEMENT

To Prospectus dated December 17, 2018

Nxt-ID, Inc.

1,515,151 Shares of Series D Convertible Preferred Stock

3,030,303 Shares of Common Stock Issuable Upon Conversion of 1,515,151 Shares of Series D
Convertible Preferred Stock

Warrants to Purchase up to 1,000,000 Shares of Common Stock

1,000,000 Shares of Common Stock Issuable Upon Exercise of Warrants to Purchase up to 1,000,000
Shares of Common Stock

Nxt-ID, Inc. (the “Company”, “we”, “us” or “our”) is offering, pursuant to this prospectus supplement and the accompanying base prospectus, (i) 1,515,151 shares of Series D Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series D Preferred Stock”) (and the 3,030,303 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that are issuable from time to time upon conversion of such shares of Series D Preferred Stock (the “Conversion Shares”)), and (ii) warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock (the “Registered Warrants”) (and the shares of Common Stock that are issuable from time to time upon exercise of the Registered Warrants (the “Registered Warrant Shares”)). Each share of Series D Preferred Stock upon conversion will result in the issuance of two (2) shares of Common Stock to the holder of such share of Series D Preferred Stock and each Registered Warrant upon exercise will result in the issuance of one (1) share of Common Stock to the holder of such Registered Warrant.

The holders of the Series D Preferred Stock shall have the right, at any time and subject to certain beneficial ownership limitations, to convert some or all of their outstanding shares of Series D Preferred Stock into that number of shares of Common Stock initially at a ratio of 1-to-2 (determined on a per share basis by dividing $1.32 (the Stated Value per share of Series D Preferred Stock) by $0.66 (the “Conversion Price”), which Conversion Price is subject to adjustment as described herein. In addition, subject to certain beneficial ownership limitations, in the event that the Company closes an equity financing transaction for gross proceeds of $5,000,000 or more (a “Qualified Offering”) after the date on which such shares of Series D Preferred Stock are originally issued (the “Original Issuance Date”), the shares of Series D Preferred Stock will automatically convert into the same securities issued by the Company in the Qualified Offering and on the same terms, and the holders of such shares of Series D Preferred Stock being converted will also be paid any accrued and unpaid dividends, either in cash or in shares of Common, as applicable. The holders of the Preferred Stock shall be entitled to receive dividends on the Series D Preferred Stock based on the Stated Value at a rate of 10% per annum, which dividend amount shall paid in shares of Common Stock and accrue commencing on the Original Issuance Date until the earlier of (i) the date on which the shares of Series D Preferred Stock are converted to Common Stock or (ii) twelve (12) months after the Original Issuance Date, at which time such shares of Common Stock shall be promptly paid to such holders. We have the right to redeem the Series D Preferred Stock any time on or after five years after the Original Issuance Date. We may redeem for cash all or part of the Series D Preferred Stock, at our option, on or after the Original Issuance Date at a redemption price equal to the aggregate Stated Value of such shares.

In a concurrent private placement, we are also selling to such investors warrants to purchase up to 5,060,606 shares of our Common Stock (the “Unregistered Warrants”, and together with the Registered Warrants, the “Warrants”) (and the shares of our Common Stock issuable upon the exercise of the Unregistered Warrants (the “Unregistered Warrant Shares”, and together with the Registered Warrant Shares, the “Warrant Shares”)). The Unregistered Warrants and the Unregistered Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Unregistered Warrants and the Unregistered Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

We will sell to the investors the shares of Series D Preferred Stock at a public offering price of $1.32 per share of Series D Preferred Stock (which is the Stated Value of each share of Series D Preferred Stock), each of which will be accompanied by a Registered Warrant exercisable for up to 0.66 of one share of Common Stock. In addition, each investor will be issued a pro rata portion of Unregistered Warrants to purchase up to an aggregate of 5,060,606 Unregistered Warrant Shares. We will pay all of the expenses incident to the registration, offering and sale of such securities under this prospectus supplement and the accompanying base prospectus.

The sales of the shares of Series D Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares will be made in accordance with a Securities Purchase Agreement, dated as of December 16, 2020, by and among us and the investors named therein (the “Securities Purchase Agreement”).

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NXTD.” On December 15, 2020, the last reported sale price of our Common Stock on Nasdaq was $0.4876 per share. There is no established public trading market for the Series D Preferred Stock or the Registered Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series D Preferred Stock or the Registered Warrants on any national securities exchange or other trading market. Without an active trading market, we expect the liquidity of the Series D Preferred Stock and the Registered Warrants to be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common  equity held by non-affiliates was $46,304,158, based on 35,009,952 shares of outstanding Common Stock, of which 32,494,146 shares were held by non-affiliates, and using the highest last reported sale price of our Common Stock, during the past 60 days, which was $0.5178 per share on October 22, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have sold $2,675,146.09 of our securities pursuant to General Instruction I.B.6 of Form S-3.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before accepting any securities being offered hereby.

Delivery of the shares of Series D Preferred Stock and accompanying Registered Warrants is expected to be made on or about December 22, 2020.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 5 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 16, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of Series D Preferred Stock and accompanying Registered Warrants and other matters relating to us; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of purchasing, holding and disposing of our shares of Series D Preferred Stock and Registered Warrants.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Nxt-ID,” “we,” “us” or “our” refer to Nxt-ID, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement and accompanying base prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, all of the information in this prospectus supplement and accompanying base prospectus concerning our industry and the market in which we operate, including our market position, market opportunity, size and growth, does not take into account the effects that COVID-19 has had on such industry and market.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and accompanying base prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement. For a more complete understanding of Nxt-ID, Inc. and this offering, we encourage you to read and consider carefully this entire prospectus supplement, including the information in the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, including the information set forth in the section titled “Risk Factors” in this prospectus supplement beginning on page S-15. Unless the context provides otherwise, all references herein to “Nxt-ID”, “the “Company”, “we”, “our” and “us” refer to Nxt-ID, Inc.

Company Overview

Nxt-ID provides technology products and services for healthcare applications. We have extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, and sensor technologies.

Our wholly-owned subsidiary, LogicMark, LLC (“LogicMark”), manufactures and distributes non-monitored and monitored personal emergency response systems sold through the United States Department of Veterans Affairs (the “VA”), healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors.

Our former wholly-owned subsidiary, Fit Pay, Inc., had a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the Internet of Things (“IoT”) ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services. On September 21, 2018, we announced that our board of directors (“Board”) approved a plan to separate our financial technology business from our healthcare business into an independent publicly traded company. We originally planned to distribute shares of PartX, Inc., a newly created company and wholly-owned subsidiary of the Company (“PartX”), to our stockholders through the execution of a spin-off. As a result, we reclassified our financial technology business to discontinued operations for all periods reported. Our financial technology business was comprised of our Fit Pay subsidiary and the intellectual property developed by the Company, including the Flye Smartcard and the Wocket. On April 29, 2019, a Registration Statement on Form 10 was filed by PartX with the SEC in connection with the planned spin-off of our payments, authentication and credential management business. On August 19, 2019, our subsidiary, PartX notified the SEC that it was withdrawing the Registration Statement on Form 10. With the approval of our Board, and upon similar terms and conditions to those set forth in that loan agreement, we entered into a non-binding letter of intent for the sale of our Fit Pay subsidiary, excluding certain assets on August 6, 2019. In connection with the letter of intent, we were advanced $500,000 of non-interest bearing working capital for Fit Pay. On September 9, 2019, we completed the sale of our Fit Pay subsidiary to Garmin International, Inc. for $3.32 million in cash.

COVID – 19 Pandemic

The COVID-19 coronavirus (“COVID-19”) pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. By that time, much of our first fiscal quarter was completed. During the quarters ended June 30, 2020 and September 30, 2020, and to date during the current quarter, we have observed decreases in demand from certain customers, primarily our VA hospitals.

Given the fact our products are sold through a variety of distribution channels, including through hospitals, we expect our sales will experience more volatility as a result of the changing and less predictable operational needs of many customers as a result of the COVID-19 pandemic. We are aware that many companies, including many of our suppliers and customers, are reporting or predicting negative impacts from COVID-19 on future operating results. Although we observed significant declines in demand for our products from certain customers during the quarters ended June 30, 2020 and September 30, 2020, and to date during the current quarter, we believe that it remains too early for us to know the exact impact COVID-19 will have on the long-term demand for our products. We also cannot be certain how demand may shift over time as the impacts of the COVID-19 pandemic may go through several phases of varying severity and duration.

In light of broader macro-economic risks and already known impacts on certain industries that use our products and services, we have taken and are taking targeted steps to lower our operating expenses because of the COVID-19 pandemic. We continue to monitor the impacts of COVID-19 on our operations closely and this situation could change based on a significant number of factors that are not entirely within our control and are discussed in this and other sections of this prospectus supplement and the information incorporated by reference to the registration statement of which this prospectus supplement forms a part. We do not expect there to be material changes to our assets on our balance sheet or our ability to timely account for those assets. Further, in connection with the preparation of our quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 16, 2020, and the interim financial statements contained therein, we reviewed the potential impacts of the COVID-19 pandemic on goodwill and intangible assets and have determined there to be no material impact at this time. We have also reviewed the potential impacts on future risks to our business as it relates to collections, returns and other business-related items.

To date, travel restrictions and border closures have not materially impacted our ability to obtain inventory or manufacture or deliver products or services to customers. However, if such restrictions become more severe, they could negatively impact those activities in a way that would harm our business over the long term. Travel restrictions impacting people can restrain our ability to assist our customers and distributors as well as impact our ability to develop new distribution channels, but at present we do not expect these restrictions on personal travel to be material to our business operations or financial results. We have taken steps to restrain and monitor our operating expenses and therefore we do not expect any such impacts to materially change the relationship between costs and revenues.

Like most companies, we have taken a range of actions with respect to how we operate to assure we comply with government restrictions and guidelines as well as best practices to protect the health and well-being of our employees and our ability to continue operating our business effectively. To date, we have been able to operate our business effectively using these measures and to maintain internal controls as documented and posted. We also have not experienced challenges in maintaining business continuity and do not expect to incur material expenditures to do so. However, the impacts of COVID-19 and efforts to mitigate the same have remained unpredictable and it remains possible that challenges may arise in the future.

The actions we have taken so far during the pandemic include, but are not limited to:

●	requiring all employees who can work from home to work from home;

●	increasing our IT networking capability to best assure employees can work effectively outside the office;

●	for employees who must perform essential functions in one of our offices:

○	having employees maintain a distance of at least six feet from other employees whenever possible;

○	having employees work in dedicated shifts to lower the risk all employees who perform similar tasks might become infected by COVID-19;

○	having employees stay segregated from other employees in the office with whom they require no interaction; and

○	requiring employees to wear masks while they are in the office whenever possible.

On each of May 6 and May 8, 2020, we and LogicMark received loans (the “Loans”) from Bank of America, NA in the aggregate amount of $346,390, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, which was enacted on March 27, 2020 (the “CARES Act”). Under the terms of the PPP, PPP loans and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. As of September 30, 2020, we have used the entirety of the loan proceeds for purposes consistent with the PPP and have not taken any actions that we believe will reduce the amount eligible for forgiveness. As such, the Company believes that the entire amount of the PPP loans will be eligible for forgiveness. However, to the extent any portion of the loan is determined to be ineligible for forgiveness, such unforgiven portion of the loan is payable over 2-5 years at an interest rate of 1%, with a deferral of payments for the first six months.

We currently believe revenue for the three months ended December 31, 2020 will decline significantly year over year due to the conditions noted. In April 2020, we implemented a COVID-19 mitigation plan designed to further reduce our operating expenses. Actions taken to date include work hour and salary reductions for senior management. These cost reductions are in addition to the significant restructuring actions we initiated in the fourth quarter of 2019. Based on our current cash position, our projected cash flow from operations and our cost reduction and cost containment efforts to date, we believe that we will have sufficient capital to sustain operations for a period of one year following the date of this filing. If business interruptions resulting from COVID-19 were to be prolonged or expanded in scope, our business, financial condition, results of operations and cash flows would be negatively impacted. We will continue to actively monitor this situation and will implement actions necessary to maintain business continuity.

Healthcare

Overview

With respect to the healthcare market, our business initiatives are driven by LogicMark, which serves a market that enables two-way communication, medical device connectivity and patient data tracking of key vitals through sensors, biometrics, and security to make home health care a reality. There are four (4) major trends driving this market: (1) an increased desire for connectivity; specifically, a greater desire for connected devices by people over 60 years of age who now represent the fastest growing demographic for social media; (2) the growth of “TeleHealth”, which is the means by which telecommunications technologies are meeting the increased need for health systems to better distribute doctor care across a wider range of health facilities, making it easier to treat and diagnose patients; (3) rising healthcare costs – as healthcare spending continues to outpace the economy, the need to reduce hospital readmissions, increase staffing efficiency and improve patient engagement remain the highest priorities; and (4) the critical shortage of labor in the home healthcare industry, creating an increased need for technology to improve communication to home healthcare agencies by their clients. Together, these trends have produced a large and growing market for us to serve. LogicMark has built a successful business on emergency communications in healthcare. We have a strong business relationship with the VA today, serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing, producing record revenue in 2019. Our strategic plan calls for expanding LogicMark’s business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions.

Home healthcare is an emerging area for LogicMark. The long-term trend toward more home-based healthcare is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants.

Our Healthcare Monitoring Market Opportunity

Personal emergency response services (“PERS”) devices are used to call for help and medical care during an emergency. These devices are also used by a wide patient pool, as well as the general population, to ensure safety and security when living or traveling alone. The global medical alert systems market caters to different end-users across the healthcare industry, including individual users, hospitals and clinics, assisted living facilities and senior living facilities. The growing demand for home healthcare devices is mainly driven by an aging population, rising healthcare costs and a severe shortage of workers in the home healthcare market worldwide. It is very beneficial for seniors who have a history of falling or have been identified as having a high fall risk, older individuals who live alone and people who have mobility issues. We believe that the aging population will spur the usage of medical alert systems across the globe, as they offer safety and medical security while being affordable and accessible.

Global PERS Market Growth

Source: Kenneth Research 2020

The PERS market is divided into three (3) device segments: landline-based PERS, mobile PERS (“mPERS”), and standalone devices. The global PERS market is projected to grow at a compound annual growth rate of 5.82% to $4.7 billion in 2027, benefiting  from strong demographic tailwinds. As landline usage continues to decrease, other technologies such as cellular and WiFi will be used for in-home systems. According to Kenneth Research, North America, Asia and Europe are the largest markets for PERS, accounting for approximately 36%, 31% and 25% of total sales, respectively, in 2027. According to Kenneth Research, improvements in healthcare infrastructure and emerging economies will fuel growth and significantly improve the relative market share of the rest of world regions.

Our Health Care Products

LogicMark produces a range of products within the PERS market and has differentiated itself by offering “no monthly fee” products, which only require a one-time purchase fee, instead of a recurring monthly contract. The “no monthly fee” products contact family, friends or 911 directly, eliminating the monthly fee from a monitoring center.  As a result, we believe LogicMark’s products are typically the most cost-effective PERS option. LogicMark’s non-monitored solution offers a significant value proposition over monitored solutions.

The cost of ownership of a monitored solution, which includes a monthly service fee, can be as much as $1,500 to $3,000 over a five-year period. This compares to a one-time purchase of a LogicMark no monthly fee device, which provides a similar level of security for a purchase price as low as one tenth of that amount.

LogicMark offers both traditional (i.e., landline) and mPERS (i.e., cell-based) options. Our no monthly fee products are sold primarily through the VA and healthcare distributors.

LogicMark offers monitored products that are primarily sold by dealers and distributors for the monitored product channel. LogicMark sells its devices to the dealers and distributors, who in turn offer the devices to consumers as part of their product/service offering. The service providers charge consumers a monthly monitoring fee for the associated monitoring service. These products are monitored by a third-party central station.

Our Health Care Competition

LogicMark offers a wide variety of products, enabling it to cater to users with different levels of health and safety needs. Compared to its competitors, we believe LogicMark’s PERS products offer enhanced functionality at the best value due to the one-time purchase for non-monitored solutions.

The chart below summarizes LogicMark’s product offering versus those of its competitors:

Our Health Care Business Strategy

We intend to expand LogicMark’s product distribution by using larger distributors who can leverage the consumer value proposition of offering a one-time device purchase as opposed to a leased monthly solution. We also intend to apply our technology to the next generation of PERS devices that will have greater functionality, innovative design and clinical monitoring capability. We believe that there is further potential for expansion in the domestic and international retail and institutional/senior living markets, and we intend to take advantage of this through a new product offering, Notifi911+, which is a non-monitored device developed for direct-to-consumer sales through retail channels and direct marketing initiatives. We are also seeking to leverage our PERS experience to develop new offerings to serve the home healthcare and senior living markets with WiFi notification services.

Overall, our healthcare division, through LogicMark, is positioned to take advantage of favorable market dynamics, a stable revenue-producing customer base, a differentiated product line, a robust new product development pipeline and compelling growth opportunities.

Payments and Financial Technology

Overview

Our former wholly-owned subsidiary, Fit Pay, Inc., had a proprietary technology platform that delivered payment, credential management, authentication and other secure services to the IoT ecosystem. The platform used tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services. Fit Pay connected its customers to leading payment card networks, including VISA, Mastercard, Maestro and Discover, and to credit card issuing banks globally. Fit Pay also commercialized its third-party token service provider platform with the launch of Garmin Pay, which was powered by Fit Pay’s platform. Fit Pay’s technology and tokenization service enabled the contactless payment feature that is included in smart watches manufactured by Garmin.

On September 21, 2018, we announced that our Board approved a plan to separate our financial technology business from our healthcare business into an independent publicly traded company. We originally planned to distribute shares representing our financial technology business into a newly created company and wholly-owned subsidiary of the Company (which we named “PartX”), to our stockholders through the execution of a spin-off. As a result, we reclassified our financial technology business to discontinued operations for all periods reported. Our financial technology business was comprised of our Fit Pay subsidiary and the intellectual property developed by the Company, including the Flye Smartcard and the Wocket. On April 29, 2019, a Registration Statement on Form 10 was filed by PartX with the SEC in connection with the planned spin-off of our payments, authentication and credential management business. On August 19, 2019, our subsidiary, PartX notified the SEC that it was withdrawing the Registration Statement on Form 10 as PartX was unable to secure sufficient investment within the time period specified in a term loan agreement to separately fund the spinoff. With the approval of our Board, and upon similar terms and conditions to those set forth in that loan agreement, we entered into a non-binding letter of intent for a potential sale of our Fit Pay subsidiary, excluding certain assets on August 6, 2019. In connection with the letter of intent, the purchaser advanced $500,000 of non-interest bearing working capital for Fit Pay. On September 9, 2019, we completed the sale of our Fit Pay subsidiary to Garmin International, Inc. for $3.32 million in cash.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed the following patent applications, sixteen of which have been awarded to date:

THE UN-PASSWORD™: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

Filed March 17, 2014

Application Number 14/217,202

Patent Number 9,407,619

UNIVERSAL AUTHENTICATION AND DATA EXCHANGE METHOD, SYSTEM AND SERVICE

Filed October 26, 2018

Application Number 16/172,667

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Filed September 1, 2015

Application Number 14/842,252

Patent Number 10,282,535

METHOD TO LOCALLY VALIDATE IDENTITY WITHOUT PUTTING PRIVACY AT RISK

Filed May 6, 2019

Application Number 16/404,044

MULTI-INSTANCE SHARED AUTHENTICATION (MISA) METHOD AND SYSTEM PRIOR TO DATA ACCESS

Filed June 23, 2016

Application Number 15/191,466

METHODS AND SYSTEMS RELATED TO MULTI-FACTOR, MULTIDIMENSIONAL, MATHEMATICAL, HIDDEN AND MOTION SECURITY PINS

Filed August 1, 2016

Application Number 15/224,998

Patent Number 10,565,569

COMPONENTS FOR ENHANCING OR AUGMENTING WEARABLE ACCESSORIES BY ADDING ELECTRONICS THERETO

Filed September 2, 2015

Application Number 14/843,930

Patent Number 10,395,240

THE UN-PASSWORD: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

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Application Number 15/068,834

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THE UN-PASSWORD: RISK AWARE END-TO-END MULTI-FACTOR AUTHENTICATION VIA DYNAMIC PAIRING

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SYSTEM AND METHOD TO DETERMINE USER PREFERENCES

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PREFERENCE DRIVEN ADVERTISING SYSTEM AND METHOD

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AN EVENT DETECTOR FOR ISSUING A NOTIFICATION RESPONSIVE TO OCCURRENCE OF AN EVENT

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ALARM SIGNALING DEVICE AND ALARM SYSTEM

Canadian patent

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Patent Number 2,494,166

APPARATUS AND METHOD FOR LOCATING AND UPDATING LOW-POWER WIRELESS COMMUNICATION DEVICES

Canadian Patent

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APPARATUS AND METHOD FOR LOCATING AND UPDATING LOW-POWER WIRELESS COMMUNICATIONS DEVICES

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We enter into confidentiality agreements with our consultants and key employees, and maintain control over access to and distribution of our technology, software and other proprietary information. The steps that we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes on the patents that are held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Corporate Information

History

We were incorporated in the State of Delaware on February 8, 2012 and the Company completed the acquisition of LogicMark on July 25, 2016. As of December 31, 2018, we were no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

On May 23, 2017, we entered into an agreement and plan of merger with Fit Pay. Fit Pay, which after the merger, became a wholly-owned subsidiary of ours, had a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the IoT ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services. On September 21, 2018, we announced that our Board approved a plan to separate our financial technology business from our healthcare business into an independent publicly traded company. We originally planned to distribute shares of PartX, Inc., a newly created company and wholly-owned subsidiary of the Company (“PartX”), to our stockholders through the execution of a spin-off. As a result, we reclassified our financial technology business to discontinued operations for all periods reported (See Note 4). Our financial technology business was comprised of our Fit Pay subsidiary and the intellectual property developed by the Company, including the Flye Smartcard and the Wocket. On April 29, 2019, a Registration Statement on Form 10 was filed by PartX with the SEC in connection with the planned spin-off of our payments, authentication and credential management business. On August 19, 2019, our subsidiary, PartX notified the SEC that it was withdrawing the Registration Statement on Form 10. With the approval of our Board, and upon similar terms and conditions as those set forth in that loan agreement, we entered into a non-binding letter of intent for the sale of our Fit Pay subsidiary, excluding certain assets on August 6, 2019. In connection with the letter of intent, we were advanced $500,000 of non-interest bearing working capital for Fit Pay. On September 9, 2019, we completed the sale of our Fit Pay subsidiary to Garmin International, Inc. for $3.32 million in cash.

Our principal executive offices are located at 288 Christian Street, Hangar C, 2nd Floor, Oxford, Connecticut 06478 and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and accompanying base prospectus and is intended for informational purposes only.

Recent Developments

Compliance with Nasdaq Listing Requirements

As previously disclosed on its Current Report on Form 8-K, filed with the SEC on May 24, 2019, we received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”) and had 180 calendar days from the date therein to regain compliance. On November 21, 2019, the Company received a second notice from The Nasdaq Stock Market indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, The Nasdaq Stock Market had determined that the Company was eligible for an additional 180-day period, or until May 18, 2020, to regain compliance.

However, on April 17, 2020, the Company received notice from The Nasdaq Stock Market that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules was extended due to the global market impact caused by COVID-19. More specifically, The Nasdaq Stock Market stated that the compliance periods for any company previously notified about non-compliance would be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, the Company had until August 3, 2020 to regain compliance with the Minimum Bid Price Requirement. Since the Company did not satisfy the Minimum Bid Price Requirement by August 3, 2020, the Company received written notification (the “Letter”) from The Nasdaq Stock Market that the Common Stock would be delisted, unless the Company requested a hearing to appeal Nasdaq’s determination. On August 6, 2020, the Company requested a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) to appeal the Letter, and, on August 7, 2020, Nasdaq notified the Company that a hearing was scheduled for September 10, 2020. The Company provided the Hearings Panel with a plan to regain compliance with the Minimum Bid Price Requirement while requesting additional time to effect compliance with the Minimum Bid Price Requirement either organically or by securing authorization for a reverse stock split of the Common Stock (the “Common Stock Reverse Stock Split”). On September 16, 2020, the Hearings Panel granted our request to continue the listing of the Common Stock on Nasdaq, subject to certain conditions. In order for our shares of Common Stock to continue to be listed on Nasdaq, the decision of the Hearing Panel required that, on or before October 31, 2020, the Company shall have completed the Common Stock Reverse Stock Split and shall have demonstrated compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions. On October 9, 2020, the Company submitted a request to the Hearings Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to November 30, 2020, which request was granted by the Hearings Panel on October 12, 2020. On November 30, 2020, the Company submitted a second request to the Hearings Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to February 1, 2021, which request was granted by the Hearings Panel on December 7, 2020. The Company, therefore, has until February 1, 2021 to demonstrate compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions.

A proposal to authorize the Board to effect the Common Stock Reverse Split was originally approved by our stockholders at our 2019 Annual Meeting of Stockholders, which was originally set to be held on December 17, 2019 and was adjourned to January 17, 2020, which gave the Board authority until May 18, 2020 to amend our certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-three to one-for-fifteen, which was the original date by which The Nasdaq Stock Market had advised the Company it needed to achieve compliance with the Minimum Bid Price Requirement (the “2019 Approved Reverse Stock Split”). Despite Nasdaq’s unforeseen action that provided an extension for all exchange listed companies that were not in compliance with such requirement, which effectively extended the Company’s 180-day grace period to August 3, 2020 to regain compliance with the Minimum Bid Price Requirement, the Board’s authority to authorize the 2019 Approved Reverse Stock Split expired on May 18, 2020. The volatility that the stock market experienced during the height of the COVID-19 pandemic, including the weeks and months leading up to May 18, 2020, resulted in the determination that it was not in the best interests of the Company and its stockholders to effect the 2019 Approved Reverse Stock Split at that time. The Company’s stockholders did not approve a similar proposal to authorize the Board to effect a Common Stock Reverse Split at our 2020 Annual Meeting of Stockholders, which was originally set to be held on October 6, 2020 and subsequently adjourned with respect to such proposal to November 24, 2020. On December 14, 2020, the Company filed a Preliminary Proxy Statement on Schedule 14A with the SEC for its 2021 Annual Meeting of Stockholders, which includes a proposal to authorize the Board to effect a Common Stock Reverse Stock Split at a ratio that will enable the Company to achieve and maintain compliance with the Minimum Bid Price Requirement. There can be no assurances that we will be able to obtain such stockholder approval at our 2021 Annual Meeting of Stockholders, which we anticipate holding on January 15, 2021. If we fail to obtain stockholder approval, our Common Stock will be subject to delisting from Nasdaq.

Legal Proceedings

On February 24, 2020, Michael J. Orlando, as shareholder representative (the “Shareholder Representative”), and the other stockholders of Fit Pay (collectively, the “Fit Pay Shareholders”), filed a lawsuit in the United States District Court for the Southern District of New York against the Company, CrowdOut Capital, LLC, and Garmin International, Inc. (the “Complaint”). See Orlando v. Nxt-ID, Inc. No. 20-cv-1604 (S.D.N.Y.). The Complaint alleges that the Company has breached certain contractual obligations under a merger agreement, dated May 23, 2017, between Fit Pay and the Company, regarding certain future, contingent earnout payments allegedly that could be owed to the Fit Pay Shareholders from future revenues. The Complaint seeks unspecified monetary damages from the defendants. We believe that these claims are without merit and plans to vigorously defend the action.  We waived service of the summons and received an automatic extension of time to answer the Complaint. On May 12, 2020, the Company filed an answer and counterclaims alleging, among other things, fraud and breach of fiduciary duty of the Shareholder Representative as well as arguing that the Shareholder Representative should be estopped from pursuing these claims. The Company has moved for summary judgment to have the lawsuit dismissed. The Company has been able to successfully stay discovery pending the court’s ruling on motions to dismiss by Garmin International, Inc. and CrowdOut Capital, LLC. Since the litigation is still in its early stages, the Company is not yet able to evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss.

In connection with the sale of Fit-Pay, Giesecke+Devrient Mobile Security America, Inc. (“GDMSAI”) has identified a disagreement with the Company over calculation of dividends with respect to GDMSAI’s Series C Non-Convertible Voting Preferred Stock of the Company (the “Series C Preferred Stock”). On August 13, 2020, the Company was sued by GDMSAI seeking, among other things, $440,000 of dividends that it believes are owed to it pursuant to the terms of the Series C Preferred Stock. The Company believes that GDMSAI’s claims are not correct and plans to vigorously defend the action. The Company has moved to have the case removed from Delaware to New York, where the Company claims the forum clause requires the claims to be heard. The Company has opposed GDMSAI’s motion for summary judgment. Since the litigation is still in its early stages, the Company is not yet able to evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss beyond the amount stated in the action.

Loans Pursuant to Paycheck Protection Program

On each of May 6 and May 8, 2020, the Company and LogicMark, respectively, the PPP Loans from Bank of America, NA in the aggregate amount of $346,390.00, pursuant to the PPP under the CARES Act.

The PPP Loans, which are in the form of the PPP Note Agreements, mature on May 6 and May 8, 2022, respectively, and bear interest at a rate of 1.00% fixed per annum, payable monthly commencing on November 6 and November 8, 2020, respectively. The PPP Loans may be prepaid by us and LogicMark at any time prior to maturity with no prepayment penalties. We and LogicMark used the proceeds from the PPP Loans for payroll, payroll taxes, and group healthcare benefits. Under the terms of the PPP Note Agreements, certain amounts of the PPP Loans may be forgiven if they are used for qualifying expenses, as described in the PPP Note Agreements.

The Offering

Shares of Series D Preferred Stock offered by us	1,515,151 shares of Series D Preferred Stock at a public offering price of $1.32 per share.

Terms of Series D Preferred Stock

Maturity	The Series D Preferred Stock has no maturity date, and we are not required to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right, which we may only exercise on or after five (5) years after the date of the original issuance of the Series D Preferred Stock (the “Original Issuance Date”).

Dividends	Holders of shares of the Series D Preferred Stock are entitled to receive dividends solely in the form of shares of Common Stock at an annual rate of 10%, based on the $1.32 Stated Value, compounded daily on the basis of a 360-day day year and twelve (12) 30-day months, during the period commencing on the Original Issuance Date until the earlier of (i) the date on which the shares of Series D Preferred Stock are converted to Common Stock or (ii) twelve (12) months after the Original Issuance Date, at which time such shares of Common Stock shall be promptly paid to such holders.

Conversion at each Holder’s Option	Holders of shares of Series D Preferred Stock shall have the right, at any time and subject to certain beneficial ownership limitations, to convert each share of Series D Preferred Stock initially into two (2) shares of Common Stock (determined on a per share basis by dividing the $1.32 Stated Value by the Conversion Price, which Conversion Price is subject to adjustment as described herein).

Mandatory Conversion	Subject to certain beneficial ownership limitations, in the event that the Company closes a Qualified Offering after the Original Issuance Date, the shares of Series D Preferred Stock will automatically convert into the same securities issued by the Company in the Qualified Offering and on the same terms, and we will also pay the holders, whose shares of Series D Preferred Stock are being converted, any accrued and unpaid dividends in cash or shares of Common Stock, as applicable.

Ranking	The Series D Preferred Stock ranks senior with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, with respect to the Common Stock and any shares of capital stock authorized after December 14, 2020 (the date of creation of the Series D Preferred Stock), unless the holders of a majority of the Series D Preferred Stock consent to the creation of a class or series of capital stock that is senior to or on parity with the Series D Preferred Stock.

Liquidation Preference	If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, holders of shares of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, the greater of (i) the aggregate Stated Value of the shares of Series D Preferred Stock held or (ii) the amount such holders would be entitled to receive if the shares of Series D Preferred Stock were fully converted (disregarding for such purposes any conversion limitations) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock, in addition to all accrued and unpaid dividends on such shares of Series D Preferred Stock and, in the event any of such dividends are payable in shares of Common Stock, the cash value of such shares of Common Stock upon such liquidation, dissolution or winding-up.

Redemption at Our Option	On and after the date which is five (5) years after the Original Issuance Date, we may, at our option, upon not less than 30 nor more than 90 days written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price based on the Stated Value of $1.32 per share.

Voting Rights	Subject to applicable beneficial ownership limitations, holders of shares of Series D Preferred Stock shall be entitled to vote with the shares of Common Stock, on an as-converted to Common Stock basis, with respect to all matters on which the holders of Common Stock are entitled to vote. Unless we have received the affirmative vote or consent of the holders of a majority of the outstanding Series D Preferred Stock, voting as a single class, we may not (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Certificate of Designation”), (b) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of such holders, (c) increase the number of authorized shares of Series D Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

No Sinking Fund	The Series D Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions

Registered Warrants offered by us	Registered Warrants to purchase up to 1,000,000 shares of Common Stock. The Registered Warrants will have an exercise price of $0.49 per share, will become exercisable commencing on the date of issuance and will expire five (5) years from the date of issuance. The Registered Warrants will only be exercisable for a whole number of shares of Common Stock. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Registered Warrants.

Total shares of Common Stock to be outstanding after this offering	35,009,952 shares, assuming (i) no conversion of the Series D Preferred Stock issued in this offering and (ii) no exercise of any of the Warrants issued pursuant to this offering or in the concurrent private placement.

Use of proceeds	We intend to use the net proceeds from this offering for working capital, new product development initiatives and other general corporate purposes. See “Use of Proceeds” on page S-24 of this prospectus supplement for additional information.

Risk factors	See “Risk Factors” beginning on page S-15 and the other information included in this prospectus supplement and the accompanying base prospectus on page 5, as well as the information incorporated by reference herein and therein, for a discussion of factors that you should carefully consider before deciding to accept any securities in this offering.

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors purchasing shares of Series D Preferred Stock and accompanying Registered Warrants in this offering, five and one-half year Unregistered Warrants to purchase up to 5,060,606 shares of Common Stock at an exercise price of $0.49 per share, which are initially exercisable six (6) months from the date of their issuance. We will receive gross proceeds from issuance of the Unregistered Warrants in such concurrent private placement transaction solely to the extent such Unregistered Warrants are exercised for cash. The Unregistered Warrants and the Unregistered Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Private Placement Transaction.”

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “NXTD”. There is no established trading market for the Series D Preferred Stock or the Registered Warrants, and we do not expect a trading market for such securities to develop. We do not intend to list the Series D Preferred Stock or the Registered Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series D Preferred Stock and the Registered Warrants will be extremely limited.

Shares of our Common Stock that will be outstanding after this offering is based on 35,009,952 shares of Common Stock outstanding as of December 15, 2020, and includes or excludes the following as of such date: (i) the exercise of outstanding warrants to purchase up to an aggregate of 12,209,819 shares of Common Stock at a weighted average exercise price of $1.57 per share, (ii) the exercise of outstanding options granted to certain directors of the Company to purchase up to an aggregate of 310,272 shares of Common Stock at a weighted average exercise price of $0.39 per share, (iii) up to an aggregate of in 3,030,303 Conversion Shares underlying the shares of Series D Preferred Stock to be issued in this offering, and (iv) up to an aggregate of 6,060,606 Warrant Shares underlying the Warrants to be issued in connection with this offering and a concurrent private placement.

RISK FACTORS

Holding the securities offered under this prospectus supplement and the accompanying base prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus before you decide to accept any shares of Series D Preferred Stock and accompanying Registered Warrants. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference herein and therein. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference herein and therein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying base prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Relating to our Business

We are uncertain of our ability to generate sufficient revenue and profitability in the future.

We continue to develop and refine our business model, but we can provide no assurance that we will be able to generate a sufficient amount of revenue, from our business in order to achieve profitability. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

We incurred a net loss of $1,078,341 for the quarter ended September 30, 2020 and a net loss from continuing operations of $2,368,418 for the year ended December 31, 2019. As of September 30, 2020, we had cash and stockholders’ equity of $2,092,532 and $7,451,852, respectively. At September 30, 2020, the Company had a working capital deficiency of $2,137,343. Although we generated operating income of $409,655 and net loss of $1,307,906 during the nine months ended September 30, 2020, we cannot provide any assurance that we will be able to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We may not be entitled to forgiveness of our recently received PPP Loan, and our application for the PPP Loan could in the future be determined to have been impermissible or could result in damage to our reputation.

In May 2020, we and our wholly-owned subsidiary, LogicMark, respectively, received proceeds of $346,390 from a loan under the CARES Act PPP, a portion of which may be forgiven, which we used to retain employees, maintain payroll and make lease and utility payments. A portion of the PPP Loan may be forgiven by the Small Business Administration (“SBA”) upon our application beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements and we intend to apply for such forgiveness. Under the CARES Act and pursuant to the PPP Note Agreements, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight week period beginning on the date of loan approval. Not more than 25% of the forgiven amount may be for non-payroll costs. The amount of the PPP Loan eligible to be forgiven is reduced if our full-time headcount declines or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. Under the CARES Act, we will be required to repay any  portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for loan forgiveness or that any amount of the PPP Loan will ultimately be forgiven by the SBA.

In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan was consistent with the broad objectives of the CARES Act PPP. At the time that we had made such certification, we could not predict with any certainty whether we would be able to raise the necessary financing to support continued operations. Our situation has subsequently improved, as a result of, among other things, our closing of a registered direct offering in July 2020, and as a result of the funds that we received from the PPP Loan. The certification described above that we were required to provide in connection with our application for the PPP Loan did not contain any objective criteria and was subject to interpretation. However, on April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the CARES Act PPP has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that we satisfied all eligible requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to penalties, including significant civil, criminal and administrative penalties, and could be required to repay the PPP Loan in its entirety. In addition, our receipt of the PPP Loan may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources.

Our supply chains in China subject us to risks and uncertainties relating to the laws and regulations of China and the changes in relations between the United States and China.

Under its current leadership, the government of China has been pursuing economic reform policies, including by encouraging foreign trade and investment. However, there is no assurance that the Chinese government will continue to pursue such policies, that such policies will be successfully implemented, that such policies will not be significantly altered, or that such policies will be beneficial to our supply chains in China. China’s system of laws can be unpredictable, especially with respect to foreign investment and foreign trade. The United States government has called for substantial changes to foreign trade policy with China and has raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has retaliated with increased tariffs on United States goods. Moreover, China’s legislature has recently adopted a national security law to substantially change the way Hong Kong has been governed since the territory was handed over by the United Kingdom to China in 1997. This law increases the power of the central government in Beijing over Hong Kong, limits the civil liberties of residents of Hong Kong and could restrict the ability of businesses in Hong Kong to continue to conduct business or to continue to conduct business as previously conducted. The U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the Hong Kong Autonomy Act to remove Hong Kong’s preferential trade status. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. Any further changes in United States trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars. Any changes in United States and China relations may have a material adverse effect on our supply chains in China which could materially harm our business and financial condition.

Our business, financial condition and results of operations may be adversely affected by the recent coronavirus outbreak or other similar epidemics or adverse public health developments

The COVID-19 pandemic has caused many governments to implement quarantines and significant restrictions on travel, and to advise that people remain at home where possible and avoid crowds. This has led to many businesses shutting down or limiting operations as well as greater uncertainty in financial markets. Any economic downturns or adverse impacts resulting from COVID-19 or other similar epidemics or adverse public health developments may increase the likelihood of our distributors and/or the VA significantly reducing orders for our products or being unable to pay us in accordance with the terms of already fulfilled orders. To the extent we experience, delays or disruptions, such as difficulty obtaining components and temporary suspension of operations, our existing inventory levels may not be sufficient, and our business, financial condition and results of operations could be materially and adversely affected, in the event that the slowdown or suspension carries on for a long period of time. As a result of the current or future epidemics, we may also be impacted by shutdowns, employee impacts from illness and other community response measures meant to prevent spread of the virus, all of which could negatively impact our business, financial condition and results of operations. Further, if we are regularly unable to meet our obligations to deliver our products to distributors and/or the VA, they may decide to terminate or reduce their distribution arrangements with us and our business could be adversely affected. The extent to which the COVID-19 impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain the virus. See Prospectus Supplement Summary – Company Overview – COVID-19 Pandemic for current information on the effects of the COVID-19 pandemic on our business.

Our business, financial condition and results of operations may be adversely affected if we are unsuccessful in our current litigation with the Fit Pay Shareholders and GDMSAI

On February 24, 2020, Michael J. Orlando, one of our former directors and our former Chief Operating Officer, as shareholder representative (the “Shareholder Representative”), and the other stockholders of Fit Pay (collectively, the “Fit Pay Shareholders”), filed a lawsuit in the United States District Court for the Southern District of New York against the Company, CrowdOut Capital, LLC, and Garmin International, Inc. (the “Complaint”). See Orlando v. Nxt-ID, Inc. No. 20-cv-1604 (S.D.N.Y.). The Complaint alleges that the Company has breached certain contractual obligations under a merger agreement, dated May 23, 2017, between Fit Pay and the Company, regarding certain future, contingent earnout payments allegedly that could be owed to the Fit Pay Shareholders from future revenues. The Complaint seeks unspecified monetary damages from the defendants. While we believe that these claims are without merit and we plan to vigorously defend the action, there is no assurance that we will be successful in such defense.  We waived service of the summons and received an automatic extension of time to answer the Complaint. On May 12, 2020, the Company filed an answer and counterclaims alleging, among other things, fraud and breach of fiduciary duty of the Shareholder Representative as well as arguing that the Shareholder Representative should be estopped from pursuing these claims. The Company has moved for summary judgment to have the lawsuit dismissed. The Company has been able to successfully stay discovery pending the court’s ruling on motions to dismiss by Garmin International, Inc. and CrowdOut Capital, LLC. Since the litigation is still in its early stages, the Company is not yet able to evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss.

In connection with the sale of Fit-Pay, GDMSAI has identified a disagreement with the Company over calculation of dividends with respect to GDMSAI’s Series C Preferred Stock. On August 13, 2020, the Company was sued by GDMSAI seeking, among other things, $440,000 of dividends that it believes are owed to it pursuant to the terms of the Series C Preferred Stock. The Company believes that GDMSAI’s claims are not correct and plans to vigorously defend the action. The Company has moved to have the case removed from Delaware to New York, where the Company claims the forum clause requires the claims to be heard. The Company has opposed GDMSAI’s motion for summary judgment. Since the litigation is still in its early stages, the Company is not yet able to evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss beyond the amount stated in the action. In the event that we are unsuccessful in the defense of these actions, we could be required to pay the Fit Pay Shareholders and GDMSAI substantial damages which would, in all likelihood, have a material adverse effect on our business, financial condition and results of operations.

We are presently a small company with too limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results on a timely basis or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results would be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function. Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and the trading price of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

As of September 30, 2020, we have identified certain matters that constituted material weaknesses in our internal controls over financial reporting.

Risks Related to this Offering and Ownership of Our Common Stock

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our Common Stock is delisted from Nasdaq and is not eligible for quotation on another market or exchange, trading of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

On May 24, 2019, we received written notice from the Staff of The Nasdaq Stock Market indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price for our Common Stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”) and had 180 calendar days from the date therein to regain compliance. On November 21, 2019, the Company received a second notice from The Nasdaq Stock Market indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, The Nasdaq Stock Market had determined that the Company was eligible for an additional 180-day period, or until May 18, 2020, to regain compliance.

However, on April 17, 2020, the Company received notice from The Nasdaq Stock Market that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules was extended due to the global market impact caused by COVID-19. More specifically, The Nasdaq Stock Market stated that the compliance periods for any company previously notified about non-compliance would be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, the Company had until August 3, 2020 to regain compliance with the Minimum Bid Price Requirement. Since the Company did not satisfy the Minimum Bid Price Requirement by August 3, 2020, the Company received the Letter from The Nasdaq Stock Market that the Common Stock would be delisted, unless the Company requested a hearing to appeal Nasdaq’s determination. On August 6, 2020, the Company requested a hearing before the Hearings Panel to appeal the Letter, and, on August 7, 2020, The Nasdaq Stock Market notified the Company that a hearing was scheduled for September 10, 2020. The Company provided the Hearings Panel with a plan to regain compliance with the Minimum Bid Price Requirement while requesting additional time to effect compliance with the Minimum Bid Price Requirement either organically or by securing authorization for the Common Stock Reverse Stock Split. On September 16, 2020, the Hearings Panel granted our request to continue the listing of our shares of Common Stock on Nasdaq, subject to certain conditions. In order for our shares of Common Stock to continue to be listed on Nasdaq, the decision of the Hearing Panel required that, on or before October 31, 2020, the Company shall have completed the Common Stock Reverse Stock Split and shall have demonstrated compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions. On October 9, 2020, the Company submitted a request to the Hearings Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to November 30, 2020, which request was granted by the Hearings Panel on October 12, 2020. On November 30, 2020, the Company submitted a second request to the Hearings Panel to extend the deadline to regain compliance with the Minimum Bid Price Requirement to February 1, 2021, which request was granted by the Hearings Panel on December 7, 2020. The Company, therefore, has until February 1, 2021 to demonstrate compliance with the Minimum Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions.

A proposal to authorize the Board to effect the Common Stock Reverse Split was originally approved by our stockholders at our 2019 Annual Meeting of Stockholders, which was originally set to be held on December 17, 2019 and was adjourned to January 17, 2020, which gave the Board authority until May 18, 2020 to amend our Certificate of Incorporation to effect a Common Stock Reverse Stock Split by a ratio in the range of one-for-three to one-for-fifteen, which was the original date by which The Nasdaq Stock Market had advised the Company it needed to achieve compliance with the Minimum Bid Price Requirement (the “2019 Approved Reverse Stock Split”). The Board’s authority to authorize the 2019 Approved Reverse Stock Split expired on May 18, 2020. The volatility that the stock market experienced during the height of the COVID-19 pandemic, including the weeks and months leading up to May 18, 2020, resulted in the determination that it was not in the best interests of the Company and its stockholders to effect the 2019 Approved Reverse Stock Split at that time. The Company’s stockholders did not approve a similar proposal to authorize the Board to effect a Common Stock Reverse Split at the Company’s 2020 Annual Meeting of Stockholders, which was originally set to be held on October 6, 2020 and subsequently adjourned with respect to such proposal to November 24, 2020. On December 14, 2020, the Company filed a Preliminary Proxy Statement on Schedule 14A with the SEC for its 2021 Annual Meeting of Stockholders, which includes a proposal to authorize the Board to effect a Common Stock Reverse Stock Split at a ratio that will enable the Company to achieve and maintain compliance with the Minimum Bid Price Requirement. There can be no assurances that we will be able to obtain such stockholder approval at our 2021 Annual Meeting of Stockholders, which we anticipate holding on January 15, 2021. If we fail to obtain stockholder approval, our Common Stock will be subject to delisting from Nasdaq.

In the event that we are delisted from Nasdaq, our Common Stock may lose liquidity, increase volatility, and lose market maker support. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq, which may negatively impact the value of our securities, including the Series D Preferred Stock and Registered Warrants.

In the event that we are not able to consummate a Common Stock Reverse Stock Split in order to regain compliance with the Minimum Bid Price Requirement, our shares of Common Stock will be delisted from Nasdaq.

In the event that the closing bid price of our Common Stock on Nasdaq is not $1.00 per share or higher for 10 consecutive trading days prior to February 1, 2021, the only way to bring our Common Stock into compliance with the Minimum Bid Price Requirement would be for us to consummate the Common Stock Reverse Split at a rate which assures that our Common Stock will close at a bid price of $1.00 or higher for 10 consecutive trading days prior to February 1, 2021. On January 17, 2020, we reconvened our 2019 Annual Meeting of Shareholders at which our stockholders approved an amendment to our Certificate of Incorporation authorizing the Board to consummate the Common Stock Reverse Split by a ratio in a range from 1-for-3 to 1-for-15, at any time before May 18, 2020, with such ratio to be in the complete discretion of our Board. Our Board did not consummate a reverse stock split before May 18, 2020. The volatility that the stock market experienced during the height of the COVID-19 pandemic, including the weeks and months leading up to May 18, 2020, resulted in the determination that it was not in the best interests of the Company and its stockholders to effect the such a stock split at that time. The Company’s stockholders did not approve a similar proposal to authorize the Board to effect a Common Stock Reverse Split at our 2020 Annual Meeting of Stockholders, which was originally set to be held on October 6, 2020 and subsequently adjourned with respect to such proposal to November 24, 2020. Therefore, in order for us to be able to consummate the Common Stock Reverse Split to regain compliance with the Minimum Bid Price Requirement, we need to hold a new annual meeting of our stockholders and, again, obtain their approval to consummate a reverse stock split. On December 14, 2020, the Company filed a Preliminary Proxy Statement on Schedule 14A with the SEC for its 2021 Annual Meeting of Stockholders, which includes a proposal to authorize the Board to effect a Common Stock Reverse Stock Split at a ratio that will enable the Company to achieve and maintain compliance with the Minimum Bid Price Requirement. Although we anticipate holding the 2021 Annual Meeting of Stockholders on January 15, 2021, there can be no assurance that we will be able to obtain stockholder approval for a Common Stock Reverse Stock Split and consummate such Common Stock Reverse Stock Split in time for the closing bid price of our shares of Common Stock to be $1.00 per share or higher for 10 consecutive trading days prior to February 1, 2020. If we fail to obtain stockholder approval, our shares of Common Stock would, in all likelihood, be delisted from Nasdaq, which may negatively impact the value of our securities, including the Series D Preferred Stock and Registered Warrants.

Our executive officers and directors own a significant percentage of our Common Stock and could be able to exert control over matters subject to stockholder approval.

As of December 15, 2020, our directors and executive officers, together with their affiliates, beneficially own 7.12% of our outstanding shares of Common Stock. As a result, our executive officers and directors have influence to determine the outcome of matters submitted to our stockholders for approval, including the ability to defeat the election of our directors, amend or prevent amendment of our Certificate of Incorporation or bylaws or effect or prevent a change in corporate control, merger, consolidation, takeover or other business combination. In addition, any sale of a significant amount of our Common Stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our Common Stock or Series D Preferred Stock.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we intend to use the net proceeds from this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our Common Stock. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

Moreover, after this offering, holders of approximately all of our warrants to purchase shares of Common Stock or their transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their shares of Common Stock underlying such securities under the Securities Act. Registration of the offer and sale of such shares of Common Stock under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration.

You will likely experience substantial dilution in the book value of the shares of our Common Stock to be issued to you upon conversion of the shares of Series D Preferred Stock issued to you in this offering.

Although the issuance of the shares of Series D Preferred Stock to you in this offering will not immediately, upon the closing of this offering, result in the dilution in the book value of the securities issued to you in this offering, you will likely experience substantial dilution in the book value of the shares of Common Stock issued to you, upon conversion of your shares of Series D Preferred Stock, since the net tangible book value per share of such shares of Common Stock is likely to be substantially more than the historical net tangible book value per share of our shares of Common Stock, at the time of such conversion. This dilution would be due in large part to the fact that our earlier investors paid substantially less than the effective per share price of the shares of Common Stock issued to you, upon conversion of the Series D Convertible Preferred Stock, when they purchased shares of Common Stock.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

Upon conversion of the shares of Series D Preferred Stock and upon exercise of the Registered Warrants sold in the offering, the Conversion Shares and Registered Warrant Shares, respectively, will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

There is no public market for the Series D Preferred Stock or the Registered Warrants being offered in this offering.

There is no established public trading market for the Series D Preferred Stock or the Registered Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series D Preferred Stock or the Registered Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Series D Preferred Stock and the Registered Warrants will be limited.

Holders of Registered Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of Registered Warrants acquire shares of our Common Stock upon exercise thereof, holders of such warrants will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the Registered Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Unregistered Warrants may be dilutive to holders of our Common Stock.

The ownership interest of the existing holders of our Common Stock will be diluted to the extent that the Unregistered Warrants are exercised. The Common Stock underlying the Unregistered Warrants represented approximately 13% of shares of our Common Stock outstanding as of December 15, 2020 (assuming that the total shares of Common Stock outstanding includes the 3,030,303 Conversion Shares underlying the 1,515,151 shares of Series D Preferred Stock offered pursuant to this prospectus supplement, the 1,000,000 Registered Warrant Shares issuable upon exercise of the Registered Warrants and the 5,060,606 Unregistered Warrant Shares issuable upon exercise of the Unregistered Warrants).

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock or Series D Preferred Stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock or Series D Preferred Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders or holders of shares of Series D Preferred Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over such stockholders, it may negatively impact the trading price of our shares of Common Stock.

The Series D Preferred Stock represent perpetual equity interests in us, and investors should not expect us to redeem the Series D Preferred Stock on the date on which the Series D Preferred Stock become redeemable by us or on any particular date afterwards.

The Series D Preferred Stock represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, the Series D Preferred Stock will not give rise to a claim for payment of a certain amount at a particular date. As a result, holders of the Series D Preferred Stock may be required to bear the financial risks of an investment in the Series D Preferred Stock for an indefinite period of time.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders and holders of shares of Series D Preferred Stock. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of Common Stock at or above the offering price of the securities in this offering, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the offering price of the securities in this offering.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution to our stockholders.

We have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus supplement, accompanying base prospectus and the registration statement of which this prospectus supplement and accompanying base prospectus form a part, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our Common Stock, our share price would likely decline. If analysts do not cover our Company or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our share price or trading volume.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement, after deducting estimated expenses of this offering payable by us, will be approximately $1,950,000.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for working capital, new product development initiatives and other general corporate purposes. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2020:

●	on an actual basis;

●	on an as adjusted basis to give effect to the issuance and sale of the 1,515,151 shares of Series D Preferred Stock at a public offering price of $1.32 per share, after deducting estimated offering fees and expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020, which is incorporated by reference herein.

	As of September 30, 2020
	Actual	As Adjusted
	(unaudited)	(unaudited)

Cash and cash equivalents	$2,092,532	$4,092,532
Borrowings	11,957,892	11,957,892

Stockholders’ Equity:
Preferred Stock, par value $0.0001 per share: 10,000,000 shares authorized and 1,515,151 shares of Series D Convertible Preferred Stock issued and outstanding – actual and as adjusted, respectively	-	2,000,000
Common Stock, par value $0.0001 per share: 100,000,000 shares authorized and 35,009,952 shares issued and outstanding – actual and as adjusted	3,501	3,501
Additional paid-in capital	68,647,274	70,560,348
Accumulated deficit	(63,111,997)	(63,111,997)
Total stockholders’ equity	7,451,852	9,451,852

Total capitalization	$19,409,744	$21,409,744

The total number of shares of our Common Stock reflected in the discussion and tables above is based on 35,009,952 shares of our Common Stock outstanding as of September 30, 2020, but excludes: (i) the exercise of outstanding warrants to purchase up to an aggregate of 12,302,939 shares of Common Stock at a weighted average exercise price of $1.87 per share; (ii) the exercise of outstanding options granted to certain directors of the Company to purchase up to an aggregate of 310,272 shares of Common Stock at a weighted average exercise price of $0.39 per share; (iii) the conversion of any share of Series D Preferred Stock issued in connection with this offering, (iv) the exercise of any Registered Warrant issued in connection with this offering; and (iv) up to 5,060,606 Unregistered Warrant Shares underlying the Unregistered Warrants being issued in connection with a concurrent private placement.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 1,515,151 shares of our Series D Preferred Stock convertible into up to 3,030,303 Conversion Shares at a public offering price of $1.32 per share of Series D Preferred Stock, and Registered Warrants to purchase up to 1,000,000 Registered Warrant Shares, all of which are being issued pursuant to the Securities Purchase Agreement. The following summary of certain terms and provisions of our Series D Preferred Stock and Registered Warrants, as well as certain provisions of our Certificate of Designation, Certificate of Incorporation our bylaws and Delaware law, are not complete and are qualified in their entirety by the respective provisions of Certificate of Designation, Registered Warrants, Certificate of Incorporation and our bylaws, each of which is incorporated by reference in the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of such documents, including the Certificate of Designation and form of Registered Warrant to be filed as exhibits to a Current Report on Form 8-K that we file with the SEC, for a complete description of the terms and conditions of the Series D Preferred Stock and the Registered Warrants.

General

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of Common Stock and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,125,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (“Series A Preferred Stock”), 4,500,000 shares of preferred stock were designated as the Series B Convertible Preferred Stock (“Series B Preferred Stock”), 2,000 shares of preferred stock were designated as the Series C Preferred Stock and 1,515,151 shares of preferred stock were designated as Series D Preferred Stock. As of December 15, 2020, 35,009,952 shares of our Common Stock were issued and outstanding, 2,000 shares of our Series C Preferred Stock were issued and outstanding and no shares of our Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock were issued and outstanding. The Series C Preferred Stock ranks senior to the Common Stock and the Series D Preferred Stock with respect to dividends and redemption rights and rights upon liquidation, dissolution or winding up of the Company

Series D Preferred Stock

Maturity

The Series D Preferred Stock has no maturity date, and we are not required to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right, which we may only exercise on or after five (5) years after the Original Issuance Date.

Ranking

The Series D Preferred Stock ranks senior with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, with respect to the Common Stock and any shares of capital stock authorized after December 14, 2020 (the date of creation of the Series D Preferred Stock), unless the holders of a majority of the Series D Preferred Stock consent to the creation of a class or series of capital stock that is senior to or on parity with the Series D Preferred Stock.

Dividends on Series D Preferred Stock

Holders of shares of the Series D Preferred Stock are entitled to receive dividends in the form of shares of Common Stock at an annual rate of 10%, based on the $1.32 Stated Value, compounded daily on the basis of a 360-day day year and twelve (12) 30-day months, during the period commencing on the Original Issuance Date until the earlier of (i) the date on which the shares of Series D Preferred Stock are converted to Common Stock or (ii) twelve (12) months after the Original Issuance Date, at which time such shares of Common Stock shall be promptly paid to such holders. No fractional shares or scrip representing fractional shares shall be issued upon the payment of dividends in Common Stock.

Conversion

Holders of shares of Series D Preferred Stock shall have the right, at any time and subject to the Beneficial ownership Limitation (as defined below), to convert each share of Series D Preferred Stock into two (2) shares of Common Stock (determined on a per share basis by dividing the $1.32 Stated Value by the Conversion Price, which Conversion Price is subject to adjustment as described herein). Subject to the Beneficial Ownership Limitation, in the event that the Company closes a Qualified Offering after the Original Issuance Date, the shares of Series D Preferred Stock will automatically convert into the same securities issued by the Company in the Qualified Offering and on the same terms, and we will also pay the holders, whose shares of Series D Preferred Stock are being converted, any accrued and unpaid dividends in cash or shares of Common Stock, as applicable. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series D Preferred Stock.

A holder of shares of Series D Preferred Stock will not have the right to convert any such shares if such holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation (the “Beneficial Ownership Limitation”). Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Conversion Price Adjustment

The Conversion Price of the Series D Preferred Stock is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Redemption of Series D Preferred Stock

On and after the date that is five (5) years after the Original Issuance Date, we may, at our option, upon not less than 30 nor more than 90 days written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price based on the Stated Value of $1.32 per share of Series D Preferred Stock.

Purchase Rights

If at any time we grant, issue or sell any shares of Common Stock or Common Stock Equivalents (as defined in the Certificate of Designation) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Purchase Rights”), the holder of the shares of Series D Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the Beneficial Ownership Limitation, the aggregate Purchase Rights which the holder of such shares of Series D Preferred Stock could have acquired if such holder had held the number of Common Stock acquirable upon complete conversion of such shares of Series D Preferred Stock.

Fundamental Transactions

If, while any shares of Series D Preferred Stock are outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination (each a “Fundamental Transaction”), then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Certificate of Designation with the same effect as if such successor entity had filed the Certificate of Designation itself. If holders of our shares of Series D Preferred Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then such holders shall be given the same choice as to the consideration it receives upon any conversion of the shares of Series D Preferred Stock following such Fundamental Transaction. In addition, the successor entity, at the request of the holders of shares of Series D Preferred Stock, will be obligated to purchase any unconverted portion of such shares in accordance with the terms of the Certificate of Designation.

Voting Rights

Subject to the Beneficial Ownership Limitation, holders of shares of Series D Preferred Stock shall be entitled to vote with the shares of Common Stock, on an as-converted to Common Stock basis, with respect to all matters on which the holders of Common Stock are entitled to vote. Unless we have received the affirmative vote or consent of the holders of a majority of the outstanding Series D Preferred Stock, voting as a single class, we may not (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of such holders, (c) increase the number of authorized shares of Series D Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Exchange Listing

We do not intend to list the Series D Preferred Stock on any securities exchange or nationally recognized trading system.

Liquidation Preference

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, holders of shares of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, the greater of (i) the aggregate Stated Value of the shares of Series D Preferred Stock held or (ii) the amount such holders would be entitled to receive if the shares of Series D Preferred Stock were fully converted (disregarding for such purposes any conversion limitations) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock, in addition to all accrued and unpaid dividends on such shares of Series D Preferred Stock and, in the event any of such dividends are payable in shares of Common Stock, the cash value of such shares of Common Stock upon such liquidation, dissolution or winding-up.

Preemptive Rights

No holders of Series D Preferred Stock will have any preemptive rights to purchase or subscribe for our Common Stock or any of our other securities.

No Sinking Fund

The Series D Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions.

Registered Warrants

Exercise Price

Each Registered Warrant offered hereby will have an initial exercise price per share equal to $0.49 per share. The Registered Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised or exercising on a cashless basis for a net number of shares of Common Stock, as provided in the formula in the Registered Warrants. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Registered Warrants will be issued together with the shares of Series D Preferred Stock pursuant to the Securities Purchase Agreement, and may be transferred separately immediately thereafter.

Duration and Exercisability

The Registered Warrants will be exercisable immediately and will expire five (5) years from the date of issuance. The Registered Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Registered Warrant to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Registered Warrants. A holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Cashless Exercise

If, at the time a holder exercises its Registered Warrant, a registration statement registering the issuance or resale of the Registered Warrant Shares under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Registered Warrants.

Purchase Rights. If at any time we grant, issue or sell any shares of Common Stock or Common Stock Equivalents (as such term is defined in the Unregistered Warrants) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Warrant Purchase Rights”), the holder of the Registered Warrants will be entitled to acquire, upon the terms applicable to such Warrant Purchase Rights, subject to the beneficial ownership limitations, the aggregate Warrant Purchase Rights which the holder of the Registered Warrants could have acquired if the Holder had held the number of Common Stock acquirable upon complete exercise of the Registered Warrant.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Registered Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Registered Warrants will be entitled to receive upon exercise of the Registered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Registered Warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a Registered Warrant may be transferred at the option of the holder upon surrender of the Registered Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Registered Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Registered Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Registered Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Registered Warrants.

Common Stock

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of our Common Stock who hold, in the aggregate, more than 50% of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Dividends

Since inception we have not paid any dividends on our Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board may deem relevant.

Anti-Takeover Provisions

Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Anti-Takeover Effects of Certain Provisions of our Bylaws

Our bylaws provide that directors may be removed by the stockholders with or without cause upon the vote of a majority of the holders of Common Stock then entitled to vote. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors or of the stockholders, and vacancies may only be filled by a majority vote of the directors, including those who may have resigned. Except as otherwise provided in the bylaws and the Certificate of Incorporation any vacancies or newly created directorships on the board of directors resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Our bylaws also provide that only our chairman of the Board, chief executive officer, president or one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting may call a special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Nasdaq Listing

Our Common Stock is listed on Nasdaq under the symbol “NXTD.”

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the same investors in this offering the Unregistered Warrants to purchase up to an aggregate of 5,060,606 shares of Common Stock at an exercise price equal to $0.49 per share.

The following summary of certain terms and provisions of the Unregistered Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Unregistered Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we file with the SEC and is incorporated by reference to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Unregistered Warrant for a complete description of the terms and conditions of the Unregistered Warrants.

The Unregistered Warrants and the Unregistered Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell Unregistered Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of the Unregistered Warrant Shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Unregistered Warrants are exercisable for a period of five and one-half years commencing 6 months after their issuance date and expiring 5.5 years thereafter. The Unregistered Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of Unregistered Warrant Shares under the Securities Act is effective and available for the issuance of such Unregistered Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of such Unregistered Warrant Shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement or current prospectus is not effective or available for the registration of the Unregistered Warrants or the resale of the Unregistered Warrant Shares under the Securities Act at any time after the six-month anniversary of the closing of this offering, the holder may, in its sole discretion, elect to exercise the Unregistered Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Unregistered Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Unregistered Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Unregistered Warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Unregistered Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Unregistered Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Unregistered Warrants on any national securities exchange or other trading market.

Purchase Rights. If at any time we grant, issue or sell any shares of Common Stock or Common Stock Equivalents (as such term is defined in the Unregistered Warrants) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of Common Stock (the “Purchase Rights”), the holder of the Unregistered Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Unregistered Warrants could have acquired if the Holder had held the number of Common Stock acquirable upon complete exercise of the Unregistered Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Unregistered Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Unregistered Warrants will be entitled to receive upon exercise of the Unregistered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction. In addition, in the event of such a fundamental transaction, the holders of the Unregistered Warrants have the right to require us or a successor entity to redeem the Unregistered Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes Value (as defined in the Unregistered Warrant) of the unexercised portion of the Unregistered Warrant on the date of the consummation of the fundamental transaction.

Transferability. Subject to applicable laws, an Unregistered Warrant may be transferred at the option of the holder upon surrender of the Unregistered Warrant together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Unregistered Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of an Unregistered Warrant will not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Unregistered Warrant.

Registration Rights. Pursuant to the terms of the Securities Purchase Agreement, we have agreed to file a registration statement as soon as practicable but in any event within 45 days of the date of the Securities Purchase Agreement, or January 30, 2021, to register the shares of Common Stock underlying the Unregistered Warrants and to use commercially reasonable efforts to cause such registration to be declared effective within 90 days after the date of the issuance of the Unregistered Warrants and to keep such registration statement effective at all times until the holders of the Unregistered Warrants and the underlying shares of Common Stock no longer own any of such securities.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and prospective investors. We have entered into a Securities Purchase Agreement directly with institutional investors who have agreed to purchase the shares of Series D Preferred Stock and the Registered Warrants offered hereby and the Unregistered Warrants in a concurrent private placement. We will only sell such securities to investors who have entered into the Securities Purchase Agreement.

The closing of the sale of such securities is expected to occur on or around December 18, 2020. We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement will be approximately $1,950,000, if we sell all of the securities offered hereby, after deducting estimated offering expenses payable by us. These net proceeds do not include any additional proceeds that we may receive from the exercise of the Registered Warrants and/or the Unregistered Warrants upon any exercises on a cash basis.

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Our Common Stock is listed on Nasdaq under the symbol “NXTD.” We do not intend to apply for the listing of the Series D Preferred Stock or the Registered Warrants on any national securities exchange or other trading market.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2019 and 2018 and for each of the two years then ended incorporated in this prospectus supplement and accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement and its exhibits. You will find additional information about us in such registration statement and its exhibits. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.nxt-id.com. The information on our corporate website is not incorporated by reference in this prospectus supplement, accompanying base prospectus or any other prospectus supplement that we file, and you should not consider it a part of this prospectus supplement, accompanying base prospectus or any other such prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus supplement or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 15, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 14, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 16, 2020;

●	our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 17, 2020, March 5, 2020, April 23, 2020, May 12, 2020, May 26, 2020, July 10, 2020, July 13, 2020, July 14, 2020, August 17, 2020, October 16, 2020 and December 1, 2020; and

●	our registration statement on Form 8-A filed with the SEC on September 9, 2014.

We also incorporate by reference in this prospectus supplement and accompanying base prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and accompanying base prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478
(203) 266-2103

info@nxt-id.com

Copies of these filings are also available through the “Investor Relations” section of our website at www.nxt-id.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Nxt-ID, Inc.

We may offer and sell, from time to time in one or more offerings in traditional certificated form or in uncertificated form, any combination of common stock, preferred stock, debt securities, warrants, rights, or units having an aggregate offering price not exceeding $25,000,000. The preferred stock, debt securities, warrants, right, and units may be exercisable or exchangeable for common stock or preferred stock or other securities of ours.

This prospectus provides a general description of the securities we may offer. We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, see the section entitled “Plan of Distribution” in this prospectus. We will also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock and warrants are currently traded on the NASDAQ Capital Market under the symbols “NXTD” and “NXTDW”, respectively. On December 14, 2018, the last reported sale price of our common stock and warrants as reported on the NASDAQ Capital Market was $0.79 per share and $0.065, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $17,113,283 based on 25,066,306 shares of outstanding common stock, of which 21,662,384 are held by non-affiliates, and a per share price of $0.79 based on the closing sale price of our common stock on December 14, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered $7,000,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate offering price of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus, including the section entitled “Risk Factors,” and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

In addition, this prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information, we refer you to the registration statement, including its exhibits. The registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.” Statements contained in this prospectus and any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of such matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, we refer to Nxt-ID, Inc. as “we,” “us,” “our,” and the “Company” unless we specifically state otherwise or the context indicates otherwise.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated herein by reference. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the information incorporated by reference herein, before making an investment decision

Our Company

Nxt-ID, Inc. was incorporated in the State of Delaware on February 8, 2012. The Company is a security technology company and operates its business in one segment – hardware and software security systems and applications. The Company is engaged in the development of proprietary products and solutions that serve multiple end markets, including the security, healthcare, financial technology and the Internet of Things (“IoT”) markets. The Company evaluates the performance of its business on, among other things, profit and loss from operations. With extensive experience in access control, biometric and behavior-metric identity verification, security and privacy, encryption and data protection, payments, miniaturization, and sensor technologies, the Company develops and markets solutions for payment, IoT and healthcare applications.

On June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. By acquiring 3D-ID, the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration. 3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

On July 25, 2016, the Company completed the acquisition of LogicMark, LLC (“LogicMark”) pursuant to an Interest Purchase Agreement by and among the Company, LogicMark and the holders of all of the membership interests of LogicMark (the “LogicMark Sellers”), dated May 17, 2016 (the “Interest Purchase Agreement”). Pursuant to the Interest Purchase Agreement, we acquired all of the membership interests of LogicMark from the LogicMark Sellers for (i) $17.5 million in cash consideration, (ii) $2.5 million in a secured promissory note (the “LogicMark Note”) issued to LogicMark Investment Partners, LLC, as representative of the LogicMark Sellers (the “LogicMark Representative”), (iii) 78,740 shares of our common stock, which were issued upon signing of the Interest Purchase Agreement (the “LogicMark Shares”), and (iv) warrants (the “LogicMark Warrants”) to purchase an aggregate of 157,480 shares of common stock (the “LogicMark Warrant Shares”) for no additional consideration. Such warrants were exercised on July 27, 2016. In addition, the Company was required to pay the LogicMark Sellers earn-out payments of (i) up to $1,500,000 for calendar year 2016 and (ii) up to $5,000,000 for calendar year 2017 if LogicMark met certain gross profit targets set forth in the Interest Purchase Agreement.

On May 23, 2017, the Company completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative,” and together with Orlando and G&D, the “Fit Pay Sellers”). In connection with the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of common stock; (ii) 2,000 shares of Series C Non-Convertible Preferred Stock of the Company; (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid expenses by the Company. In addition, the Company will be required to pay the Fit Pay Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021.

In connection with the Fit Pay transaction, Orlando became our Chief Operating Officer and President of our new Fit Pay subsidiary effective as of May 23, 2017.

The Company’s wholly-owned subsidiary, LogicMark, manufactures and distributes non-monitored and monitored personal emergency response systems (“PERS”) sold through the United States Department of Veterans Affairs, healthcare durable medical equipment dealers and distributors and monitored security dealers and distributors. The Company’s wholly-owned subsidiary, Fit Pay, has a proprietary technology platform that delivers payment, credential management, authentication and other secure services to the IoT ecosystem. The platform uses tokenization, a payment security technology that replaces cardholders’ account information with a unique digital identifier, to transact highly secure contactless payment and authentication services.

On September 21, 2018, the Company announced that its board of directors approved a plan to separate the Company’s financial technology business from its healthcare business into an independent publicly traded company. The Company will distribute shares of the newly created company to the Company’s stockholders through the execution of a spin-off. As a result, the Company reclassified its financial technology business to discontinued operations for all periods reported in its Quarterly Report on Form 10-Q for the nine and three months ended September 30, 2018. The Company’s financial technology business is comprised of its Fit Pay subsidiary and the intellectual property developed by the Company, including the Flye Smartcard and the Wocket.

Healthcare

With respect to the healthcare market, our business initiatives are driven by LogicMark, which serves a market that enables two-way communication, medical device connectivity and patient data tracking of key vitals through sensors, biometrics, and security to make home health care a reality. There are three major trends driving this market: (1) an increased desire for connectivity; specifically, a greater desire for connected devices by people over 60 years of age who now represent the fastest growing demographic for social media; (2) the growth of “TeleHealth”, which is the means by which telecommunications technologies are meeting the increased need for health systems to better distribute doctor care across a wider range of health facilities, making it easier to treat and diagnose patients; and (3) rising healthcare costs – as health spending continues to outpace the economy, representing between 6% and 7% of the overall economy, the need to reduce hospital readmissions, increase staffing efficiency and improve patient engagement remain the highest priorities. Together, these trends have produced a large and growing market for us to serve. LogicMark has built a successful business on emergency communications in healthcare. We have a strong business relationship with the VA today, serving veterans who suffer from chronic conditions that often require emergency assistance. This business is steady and growing, producing the highest annual revenue in its operational history in 2017. Our strategic plan calls for expanding LogicMark’s business into other healthcare verticals as well as retail and enterprise channels in order to better serve the expanding demand for connected and remote healthcare solutions.

Home healthcare, which includes health monitoring and management using IoT and cloud-based processing, is an emerging area for LogicMark. The long-term trend toward more home-based healthcare is a massive shift that is being driven by demographics (an aging population) and basic economics. People also value autonomy and privacy which are important factors in determining which solutions will suit the market. Consumers are beginning to enjoy the benefits of smart home technologies and online digital assistants. One of the promising applications of our VoiceMatch™ technology is enabling secure commands for restricted medical access. This solution, when coupled with Nxt-ID BioCloud™, combines biometrics with encryption and distributed access control.

PERS devices are used to call for help and medical care during an emergency. These devices are also used by a wide patient pool, as well as the general population, to ensure safety and security when living or traveling alone. The global medical alert systems market caters to different end-users across the healthcare industry, including individual users, hospitals and clinics, assisted living facilities and senior living facilities. The growing demand for home healthcare devices is mainly driven by an aging population and rising healthcare costs worldwide. We believe that this will spur the usage of medical alert systems across the globe, as they offer safety and medical security while being affordable and accessible.

Payments and Financial Technology

With respect to the payments and financial technology market, our business initiatives are driven by Fit Pay, which was acquired by Nxt-ID in May 2017. Fit Pay’s core technology is a proprietary platform that enables contactless payment capabilities, allowing manufacturers of “smart devices” to add payment capabilities to their products with very little start-up time and minimal investment in software development, while granting them access to the leading card network and global credit card issuing banks. It is one of the first successful commercializations of a token requestor service provider integrated with the major payment card networks – Discover, Mastercard and Visa. The existing propriety capabilities of the contactless payment companies are not available to other original equipment manufacturers (“OEMs”). The Fit Pay Token Requestor Manager (TRM) Platform creates an opportunity for a whole new range of devices to be payment-enabled.

Fit Pay has expanded its relationship with Garmin International, Inc. (“Garmin”) for which it provides technology, platform and tokenization services to power Garmin Pay™, a contactless payment feature included on smartwatches manufactured by Garmin. The payment feature, which went live in the fall of 2017, is now included in ten (10) of Garmin’s smartwatches.

In addition to expanding the number of devices on which Garmin Pay™ is available from 1 to 10, Fit Pay has made significant progress in expanding the geographic and issuer footprint for Garmin Pay™. As of September 30, 2018, Garmin Pay™ is supported by an issuer network of 229 issuing banks in 27 countries with additions being made regularly. This represents a significant increase from fiscal year-end 2017, at which time the network included 60 issuing banks in 8 countries. As a part of this growth, Fit Pay announced agreements with Chase, Westpac and Discover. This expansion of the Garmin Pay™ network increases the overall revenue opportunity for this flagship customer.

Our payment and financial technology business has also expanded to include new products and services. This includes growing the capabilities of the TRM Platform to integrate it with additional payment networks and issuing banks. Fit Pay has also developed proprietary payment devices that it will offer through business-to-business and direct-to-consumer channels. These new products will leverage the TRM Platform and allow us to access new customers and emerging markets, such as cryptocurrency.

Fit Pay’s initial product offering is a platform extension and contactless payment device called Flip™, which enables Bitcoin holders to make contactless payment transactions at millions of retail locations with value exchanged from their cryptocurrency. The development of the product and platform to support Flip™ has been completed and Fit Pay is currently seeking the final network and bank approvals to begin the initial shipments of the product. While commercialization of the product has taken longer than anticipated, the Company believes the product continues to represent an opportunity to bring to market a unique offering in an emerging market segment.

In addition to these expansions of Fit Pay’s offerings, the Company was also announced  as a technology partner for Visa’s Token Service for credential-on-file (“COF”) token requestors. Through this program, Fit Pay will be able to tokenize credential-on-file digital payments on behalf of merchant and payment ecosystem clients, greatly expanding the addressable market for the Company’s platform services. Leveraging the EMVCo Payment Tokenization Standard, the tokenization COF record offers another layer of security for consumers and merchants. It replaces sensitive cardholder information, such as personal account numbers and expiration dates, with a unique digital identifier (a “token”) that can be used for payment without exposing a cardholder’s more sensitive account information.

In addition to enhancing security, expired or compromised payment credentials can be seamlessly updated in the background by the financial institution, eliminating a significant point of friction for consumers and merchants. These additional services will be buoyed by the overall of growth in digital payments, which is estimated by eMarketer to grow to $5.4 trillion in total transaction value by 2022.

Together, these opportunities position our emerging payment and financial technology business for future growth as Fit Pay begins to monetize its core TRM technology platform and expand its products and services to new markets and customers.

Our payments business operates within a rapidly expanding market. According to the research firm, Juniper Research (“Juniper”), in-store contactless payments will reach $2 trillion by 2020, representing 1 in 3 total point of sale transactions. Contactless payments will exceed the $1 trillion mark for the first time in 2018, a year earlier than previously anticipated by Juniper. This growth is driven by an acceleration in consumer usage of contactless payment services as well as merchant acceptance.

In addition, according to the latest research report from Counterpoint’s Global Smartwatch Tracker, global smartwatch shipments grew 37% year-over-year in the second quarter of 2018. Garmin shipments grew 35% year-over-year and it holds 3% market share. Importantly, the report noted that 50% of the market operates on a proprietary platform (i.e., not Apple or Android) for which Fit Pay’s white label, operating system agnostic solution is well-suited.

As an early and established entrant into the payments market, we believe that we are well-positioned to take advantage of both the growth of payment-enabled devices and the consumer demand for new forms of payments.

Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	Common Stock;
●	Preferred Stock;
●	Debt Securities;
●	Warrants;
●	Rights; and/or
●	Units.

The aggregate offering price of the securities offered pursuant to this prospectus may not exceed $25,000,000. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Corporate Information

The Company is a Delaware corporation formed on February 8, 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company for up to the last day of the fiscal year following the fifth anniversary of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our emerging growth company status will expire on December 31, 2018.

Where You Can Find Us

Our principal executive offices are located at 1627 U.S. 1, Unit 206, Sebastian, FL 32958, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as set forth under “Incorporation of Documents by Reference”, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	Shares of our common stock;
●	Shares of our preferred stock;
●	Debt securities;
●	Warrants to purchase shares of our common stock, preferred stock, or debt securities;
●	Rights to purchase shares of our common stock, preferred stock, or other securities; and/or
●	Units consisting of any of the securities listed above.

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable or exercisable for common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of such securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus, but is not complete. For the complete terms of our capital stock, please refer to our certificate of incorporation, as amended from time to time, any certificate of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law (the “DGCL”) may also affect the terms of our capital stock.

Authorized Capital Stock

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of common stock and (b) 10,000,000 shares of “blank check” preferred stock, of which 3,125,000 shares of preferred stock were designated as the Series A Convertible Preferred Stock (“Series A Preferred Stock”), 4,500,000 shares of preferred stock were designated as the Series B Convertible Preferred Stock (“Series B Preferred Stock”), and 2,000 shares of preferred stock were designated as the Series C Non-Convertible Preferred Stock (“Series C Preferred Stock”). As of December 14, 2018, 25,066,306  shares of our common stock were issued and outstanding, 2,000 shares of our Series C Preferred Stock were issued and outstanding and no shares of our Series A Preferred Stock or Series B Preferred Stock were issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. Our stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of our common stock who hold, in the aggregate, more than 50% of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Preferred Stock

General

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, none of which is presently issued or outstanding. Our board of directors is authorized to issue such shares of preferred stock with designations, rights and preferences as it may determine from time to time. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of our common stock. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. We will also file with the SEC a certificate of designation designating the rights and preferences of the preferred stock prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

Series C Preferred Stock

The following is a summary of the material terms of the Series C Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations setting forth the terms of the Series C Preferred Stock (as amended, the “Certificate of Designations”) and our Certificate of Incorporation.

Ranking

The Series C Preferred Stock ranks senior to our common stock and junior to our Series A Preferred Stock and our Series B Preferred Stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company.

Dividends on Series C Preferred Stock

Holders of Series C Preferred Stock shall be entitled to receive from and after the first date of issuance of the Series C Preferred Stock cumulative dividends at a rate of 5% per annum on a compounded basis, which dividend amount shall be guaranteed. In the event that the Company’s market capitalization is $50,000,000 for greater than thirty (30) consecutive days, then the dividend rate shall increase to fifteen percent (15%) per annum. Accrued and unpaid dividends shall be payable in cash.

Redemption of Series C Preferred Stock

The Series C Preferred Stock may be redeemed by the Company in cash at any time, in whole or in part, upon payment of the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

Fundamental Change

If a “fundamental change” occurs at any time while the Series C Preferred Stock is outstanding, the holders of shares of Series C Preferred Stock then outstanding shall be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

If the legally available assets of the Company and the proceeds of such “fundamental change” are insufficient to pay the all of the holders of the Series C Preferred Stock, then the holders of the Series C Preferred Stock shall share ratably in any such distribution in proportion to the amount that they would have been entitled to. A fundamental change includes but is not limited to any change in the ownership of at least 50% of the voting stock, liquidation or dissolution, or the common stock ceases to be listed on the market upon which it currently trades.

Voting Rights

The holders of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Series C Preferred Stock shall carry the same voting rights as one (1) share of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Warrants

As of December 14, 2018, the Company had 5,090,352 warrants outstanding with a weighted average exercise price and remaining life in years of $5.42 and 3.361 respectively. At December 14, 2018, the warrants had no aggregate intrinsic value.  The exercise price of the warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Options and Other Stock Awards

On January 4, 2013, the Company’s stockholders authorized the Company’s 2013 Long-Term Stock Incentive Plan (the “Plan”). The maximum aggregate number of shares of common stock that may be issued under the Plan, including stock options, stock awards and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first trading day of any fiscal year, less shares or awards previously issued under the Plan, or 1,771,929 for fiscal year 2018. Currently, we have not issued any stock options under the Plan. As of December 14, 2018, we have issued 1,079,255 shares of common stock under the Plan.

On August 24, 2017, a majority of the Company’s stockholders approved at the 2017 Annual Stockholders’ Meeting the 2017 Stock Incentive Plan (“2017 SIP”). The aggregate maximum number of shares of common stock (including shares of common stock underlying options) that may be issued under the 2017 SIP pursuant to awards of restricted shares of common stock or options are be limited to 10% of the outstanding shares of common stock, which calculation shall be made on the first (1st) business day of each new fiscal year; provided that for fiscal year 2017, only 1,500,000 shares of common stock could be delivered to participants under the 2017 SIP. Thereafter, the 10% evergreen provision shall govern the 2017 SIP. The number of shares of common stock that are the subject of awards under the 2017 SIP which are forfeited or terminated, are settled in cash in lieu of shares of common stock or are settled in a manner such that all or some of such shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares of common stock will again immediately become available to be issued pursuant to awards granted under the 2017 SIP. If shares of common stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of common stock will be treated as shares that have been issued under the 2017 SIP and will not again be available for issuance under the 2017 SIP.

Registration Rights

None.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Certificate of Incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three (3) years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three (3) years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our by-laws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our by-laws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than ten (10) nor more than sixty (60) days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitation on Directors’ Liability; Indemnification

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	For any breach of the director’s duty of loyalty to us or our stockholders;

●	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	For unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	For any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Officers and Directors” in this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock and warrants are listed on the NASDAQ Capital Market under the symbols NXTD” and “NXTDW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. We will file the form of debt security and form of note purchase agreement for debt securities or form of indenture for debt securities with the SEC. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities.

If we decide to issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. If we offer debt securities under this prospectus, we will file the form of indenture with the SEC.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Debt Securities

The aggregate principal amount of debt securities that may be issued either pursuant to a note purchase agreement or under an indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	Title and aggregate principal amount;
●	Whether the debt securities will be senior, subordinated or junior subordinated;
●	Applicable subordination provisions, if any;
●	Provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
●	Percentage or percentages of principal amount at which the debt securities will be issued;
●	Maturity date(s);
●	Interest rate(s) or the method for determining the interest rate(s);
●	Whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
●	Dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
●	Whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

●	Redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
●	If other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
●	Authorized denominations;
●	Form;
●	Amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
●	The place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
●	Where the debt securities may be presented for registration of transfer, exchange or conversion;
●	The place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
●	Whether the debt securities will be issued in whole or in part in the form of one or more global securities;
●	If the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
●	Whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
●	The terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
●	The guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;
●	Any covenants applicable to the particular debt securities being issued;
●	Any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
●	Currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
●	Time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
●	Securities exchange(s) on which the debt securities will be listed, if any;
●	Whether any underwriter(s) will act as market maker(s) for the debt securities;
●	Extent to which a secondary market for the debt securities is expected to develop;
●	Provisions relating to defeasance;
●	Provisions relating to satisfaction and discharge of the indenture;
●	Any restrictions or conditions on the transferability of the debt securities;
●	Provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	Any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	Provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	Whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
●	Any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in any indenture and in a prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Governing Law

All debt securities, including debt securities issued pursuant to an indenture, shall be construed in accordance with and governed by the laws of the state of New York. To the extent we issue securities pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. We will file the form of warrant agreement and form of warrant certificate with the SEC, and you should read the form of warrant agreement and form of warrant certificate for provisions that may be important to you.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	The offering price and aggregate number of warrants offered;
●	The currency for which the warrants may be purchased;
●	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	If applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	The warrant agreement under which the warrants will be issued;
●	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	Anti-dilution provisions of the warrants, if any;
●	The terms of any rights to redeem or call the warrants;
●	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	The dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	The manner in which the warrant agreement and warrants may be modified;
●	The identities of the warrant agent and any calculation or other agent for the warrants;
●	Federal income tax consequences of holding or exercising the warrants;
●	The terms of the securities issuable upon exercise of the warrants;
●	Any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and
●	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Modifications

We may amend the warrant agreements and the warrant certificates without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not adversely affect the interests of the holders of the warrants. We may also modify or amend certain other terms of the warrant agreements and the warrant certificates with the written consent of the holders of not less than a majority of the then outstanding warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, debt securities, or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	The price, if any, per right;
●	The exercise price payable for common stock, preferred stock, or other securities upon the exercise of the rights;
●	The number of rights issued or to be issued to each holder;
●	The number and terms of common stock, preferred stock, or other securities which may be purchased per right;
●	The extent to which the rights are transferable;
●	Any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
●	The date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
●	The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
●	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate unit agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	Any unit agreement under which the units will be issued and any provisions of the unit agreement that differ from those described herein;
●	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	Whether the units will be issued in fully registered or global form.

The other provisions regarding our common stock, preferred stock, debt securities, warrants and rights as described in this prospectus will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, debt securities, warrants and/or rights.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

●	Will not be entitled to have the global security or any securities represented by it registered in their names;
●	Will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and
●	Will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

●	The depositary, with respect to participants’ interests; or
●	Any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

●	Us or our affiliates;
●	The trustee under any indenture; or
●	Any agent of any of the above.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	Through underwriters or dealers;

●	Through agents;
●	Directly to purchasers;

●	In a rights offering;

●	In “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
●	Through a combination of any of these methods; or

●	Through any other method permitted by applicable law and described in a prospectus supplement.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	The name or names of any underwriters, if any, and if required, any dealers or agents;

●	The purchase price of the securities and the proceeds we will receive from the sale;

●	Any underwriting discounts and other items constituting underwriters’ compensation;

●	Any commissions paid to agents;
●	Any discounts or concessions allowed or reallowed or paid to dealers;

●	Any delayed delivery arrangements;
●	Any additional risk factors applicable to the securities that we propose to sell; and
●	Any securities exchange or market on which the securities may be listed.

We may sell the securities from time to time in one or more transactions at:

●	A fixed price or prices, which may be changed;

●	Market prices prevailing at the time of sale;

●	Prices related to such prevailing market prices; or

●	Negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NASDAQ Capital Market, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Capital Market. We may elect to list any of the securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. and its subsidiaries incorporated by reference from the Company’s Annual Report on Form 10-K as of and for the years ended December 31, 2017 and 2016 have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Fit Pay, Inc. as of and for the fiscal year ended December 31, 2016 incorporated by reference herein from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017 have been audited by Benjamin & Young, LLP, independent registered public accountants, to the extent and for the period set forth in their report, and are incorporated by reference herein in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018;

●	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018, for the six and three months ended June 30, 2018, filed with the SEC on August 14, 2018, and for the nine and three months ended September 30, 2018, filed with the SEC on November 14, 2018;

●	Our Current Reports on Form 8-K, filed with the SEC on March 9, 2018, May 18, 2018, May 30, 2018, July 27, 2018, August 6, 2018, August 17, 2018, September 20, 2018, September 21, 2018, October 2, 2018, November 19, 2018, and December 7, 2018;

●	Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on July 31, 2018, filed with the SEC on July 5, 2018; and

●	Our Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(203) 266-2103

Copies of these filings are also available on our website at www.nxt-id.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

3,778,513 Shares of Common Stock

Pre-Funded Warrants to Purchase 734,965 shares of Common Stock

Warrants to purchase up to 1,579,718 shares of Common Stock

Nxt-ID, Inc.

Prospectus Supplement